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                                                                EXHIBIT 10.8(E)
                                PROMISSORY NOTE

PRINCIPAL AMOUNT
                                                                Orlando, Florida
$5,625,000.00                                                   January 15, 1997

         FOR VALUE RECEIVED, the undersigned, THE ADLER COMPANIES, INC., a Florida corporation, having an office at 2600 Douglas Road, Suite 510, Coral Gables, Florida 33134 (hereinafter referred to as "Maker"), does hereby promise to pay to BANK UNITED, a federal savings bank, having an address at 3200 Southwest Freeway, Suite 2000, Houston, Texas 77027 (hereinafter referred to as "Lender"), or order, without set-off, at Lender's address above or at such other address as the holder hereof shall, from time to time, designate, the principal sum of Five Million Six Hundred Twenty Five Thousand Dollars ($5,625,000.00), or, if less, so much thereof as shall be advanced by Lender hereunder, together with interest accruing thereon from the date hereof on sums advanced hereunder at the rate hereinafter provided calculated on the daily principal balance outstanding from time to time. This Note is issued pursuant to a Lot Acquisition Loan Agreement of even date herewith between the Maker and Lender (the "Loan Agreement") and evidences the loan provided for in the Loan Agreement, which shall be funded by Lender in Advances from time to time subject to the terms and conditions set forth in the Loan Agreement.

         Any capitalized term not defined in this Note shall have the meaning set forth in the Loan Agreement.

         All payments hereunder will be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         Interest shall be charged hereunder on the basis of a three hundred sixty (360) day year counting the actual number of days elapsed and shall accrue on the daily principal balance outstanding from time to time at a floating per annum rate equal to one percent (1.00%) in excess of the Lender's prime rate determined by Lender from time to time (which interest rate is only a bench mark, is purely discretionary, and is not necessarily the best or lowest rate charged borrowing customers of Lender) (the "Applicable Interest Rate"). Any such change in the prime rate will increase or decrease the Applicable Interest Rate and the periodic interest payments required hereunder. Any change in the prime rate and Applicable Interest Rate shall be effective at the beginning of the business day on which such change in the prime rate is effective.

         Payments of interest only, in arrears, shall be due and payable on the first (1st) days of each month, and the entire unpaid principal amount of this Note, plus all accrued and unpaid interest and any and all other sums owing hereunder or under the other Loan Documents, shall be immediately due and payable on the Maturity Date, as provided in the Loan Agreement.

         Maker shall also reduce the principal amount outstanding under this Note as required by the Loan Agreement, and may prepay this Note in whole or in part at any time without penalty.





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         Any payment under this Note shall be applied first to sums due under this Note or the other Loan Documents other than principal or interest, second to accrued interest, and lastly to the principal amount outstanding hereunder. No partial prepayment shall postpone the due date or decrease the amount of any subsequent payment of principal due under this Note.

         Nothing herein contained, nor any transaction related hereto, shall be construed or so operate to require Maker, or any other person liable for repayment of this Note, to pay interest at a greater rate than is now lawful in such case to contract for, or to make any payment, or to do any act contrary to law. Should any interest or other charges in connection with the Loan payable or paid by Maker, or any other party liable for the payment of this Note, whether under this Note or any of the other Loan Documents, result in the computation or earning of interest in excess of the maximum rate of interest which is legally permitted under applicable laws, then any and all of such excess shall be and the same is hereby waived by the holder hereof, and any and all such excess paid shall be automatically credited against and in reduction of the principal balance due under this Note or, at the option of the holder, paid directly by the holder to the Maker or other parties liable for the payment of this Note. If any clause or provision in this Note shall be unenforceable under applicable law, in whole or in part, then such clause or provision or part thereof shall be operative as though not contained herein and the remainder of this Note shall remain operative and in full force and effect.

         The Maker does further covenant and agree to abide by and comply with each and every term, covenant and condition set forth in the Loan Documents, and agrees that any "Event of Default," as defined under any of the Loan Documents, shall also be an Event of Default hereunder.

         If any payment of principal or interest or any other sum payable hereunder is not received by the holder when due, subject to any grace period provided in the Loan Agreement, or if any event of default occurs under any of the other Loan Documents and is not cured without any applicable notice and cure period provided therein, then the entire unpaid principal indebtedness and all arrearages of interest and other sums due hereunder plus any and all other amounts due under the other Loan Documents (collectively, the "indebtedness") shall, at the option of the holder hereof, become due and payable (an "Acceleration") immediately without presentation, notice, demand or further action of any kind, anything herein or in any of the other Loan Documents to the contrary notwithstanding. As of the Maturity Date of this Note or any sooner Acceleration of the Indebtedness, interest shall accrue on the outstanding principal balance of this Note at the lesser of eighteen percent (18%) per annum or the highest rate permitted by law (the "Default Rate"), instead of at the Applicable Rate set forth above. Unless prohibited by law, interest accruing under this Note, whether at the Default Rate or otherwise, shall be paid in addition to any applicable late charges, prepayment premium or other fees.

         In the event any payment of principal or interest is not received by the holder within ten (10) days following the due date thereof, Maker shall pay a late charge in the amount of five percent (5%) of the payment due, irrespective of the exercise or non-exercise by the holder hereof of any of its rights hereunder or under any of the other Loan Documents.





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         In the event that any holder of this Note shall exercise or endeavor to exercise any of its remedies hereunder or under any of the other Loan Documents or place this Note into the hands of an attorney for collection, the Maker shall pay on demand all costs and expenses incurred in connection therewith, whether or not suit shall be instituted, including, without limitation, attorneys' fees incurred at pre-trial, trial, appellate and post-judgment proceedings, and the holder may take judgment for all such amounts in addition to all other sums due hereunder.

         The holder's remedies under this Note are in addition to all other remedies available under the Loan Documents, at law or in equity. The holder hereof may exercise any one or more of such remedies, including, without limitation, collecting under this Note or foreclosing its first lien under the Mortgage, and the exercise of any such remedy shall not exhaust the concurrent or later exercise by the holder of any other remedy.

         The Maker and endorsers or guarantors of this Note hereby waive presentment for payment, protest and demand for payment and notice of protest, demand, dishonor and non-payment of this Note, notice of any event of default under the Loan Documents unless specifically otherwise provided therein, notice of intent to accelerate and notice of acceleration and all other notices or demands otherwise required by law that may lawfully be waived. This Note, and any payment hereunder, may be extended or otherwise modified from time to time by the holder hereof, without prior notice to or further consent of and without in any way affecting, impairing, or discharging the liability or obligation of any endorser or guarantor of this Note. The holder hereof may also from time to time release any security for or any party liable for payment of this Note, and grant any forbearance or other indulgence with respect hereto, without prior notice to or further consent of and without in any way affecting, impairing, or discharging the liability or obligation of the Maker or any endorser or guarantor.

         No waiver or consent by the holder with respect to this Note shall be valid and binding unless in writing and signed by the holder, and any such waiver or consent by the holder which may be granted shall be effective only within the limitations stated in such waiver and only for the particular event for which such waiver is given.

         The liability of Maker, if more than one, shall be joint and several. This Note shall bind the respective successors and assigns of Maker, and shall inure to the benefit of Lender, its successors and assigns.

         To the extent Maker may lawfully do so, Maker hereby waives the benefit of any laws which now or hereafter authorize a stay of execution to be issued on any judgment recovered by this Note and the exemption of any property from levy and sale thereunder.

         This Note is executed and delivered in, and shall be construed in accordance with, the laws of the State of Florida.

         This Note may not be amended or modified except by an instrument in writing executed by the holder hereof and Maker.





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      IN WITNESS WHEREOF, the Maker has executed this Note as of the date first above written.

                                       THE ADLER COMPANIES, INC., a Florida
                                       corporation


                                       By: /s/ Luis Rabell
                                          -----------------------------------
                                       Name:   LUIS RABELL
                                       Title:  Vice President

FLORIDA DOCUMENTARY STAMPS IN THE AMOUNT OF $19,687.50 AND INTANGIBLE TAX IN THE AMOUNT OF $11,250.00 HAVE BEEN PAID AND ARE AFFIXED TO THE MORTGAGE MODIFICATION AND SPREADING AGREEMENT AND NOTICE OF FUTURE ADVANCE OF EVEN DATE HEREWITH SECURING THIS NOTE.





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